CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        BIO-AMERICAN CAPITAL CORPORATION

        Bio-American   Capital   Corporation,    a   Nevada   corporation   (the
"Corporation") does hereby certify that:

1.      The Articles of Incorporation of the Corporation shall be amended by:

The following Article is added to the Articles of Incorporation:

                                   ARTICLE X:

        The Corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes 78.378 to 78.3793.


               2. The foregoing amendment has been duly authorized and approved by the Board of Directors of the Corporation.

               3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding no less than a majority of the Corporation's outstanding stock entitled to vote thereon.

        Dated: November ___, 1998


                                            BIO-AMERICAN CAPITAL CORPORATION

                                            by:_________________________________
                                                   Jay Geier, President

                                            by:_________________________________
                                                   David Archer, Secretary